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                                   EXHIBIT 23

                         CONSENT OF ARTHUR ANDERSEN LLP




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                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the Prospectus Supplement dated March 21, 1996, of our report dated January 23, 1996, included in IRT Property Company's Form 10-K, as amended, for the year ended December 31, 1995 and to all references to our Firm in the Prospectus Supplement.


ARTHUR ANDERSEN LLP


Atlanta, Georgia
March 25, 1996